Exhibit (99.1)

Media Contacts:
Chris Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com
Krista Gleason, Kodak, +1 585-724-5952, krista.gleason@kodak.com

Kodak Board Elects James V. Continenza Chairman

ROCHESTER, N.Y., Sept. 25 – Eastman Kodak Company’s Board of Directors has elected James V. Continenza Chairman of the Board, effective immediately.  Continenza has been a Kodak director since April 2013.  Antonio M. Perez, Chief Executive Officer of Kodak, remains a member of the Board of Directors.
“Kodak is a company poised for growth.  I look forward to providing leadership as the company realizes its potential as a technology company focused on the packaging, graphic communications, and functional printing markets,” said Continenza.
“Jim has played a leadership role in helping newly restructured companies drive innovation and growth,” said Perez.  “Jim shares a deep commitment to fostering the success of our customers in both our emerging and established businesses.  I look forward to working with Jim and the entire Board in anticipating and meeting our customers’ needs with breakthrough products and services.”
 Continenza, 51, also serves on the board of Tembec Corp., a publicly traded company.  He currently serves on boards in the following industries: packaging, media/digital advertising, biofuels and network telecommunications.  Previously, he was a director for Hawkeye Renewables, Anchor Glass Container Corp., Rath-Gibson, Inc., Rural Cellular Corp., U.S. Mobility Inc., Maxim Crane Works, Inc., Arch Wireless Inc. and Microcell Telecommunications Inc.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, cash flow, financing needs, plans or business trends, and other information that is not historical information.  When used in this document the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon the Company’s expectations and various assumptions.  Future events or results may differ from those anticipated or expressed in these forward-looking statements.  Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10–Q for the quarters ended March 31, 2013 and June 30, 2013, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; the ability of the Company to discontinue certain businesses or operations; the Company’s ability to comply with the financial maintenance covenants in its credit facilities; the Company’s ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the Company’s ability to generate or raise cash sufficient to fund continued investments, capital needs, restructuring payments and service its debt; its ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; the seasonality of the Company’s businesses; the Company’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements.  All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document are expressly qualified in their entirety by the cautionary statements included in this report.  The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date of this document made or to reflect the occurrence of unanticipated events.

About Kodak
Kodak is a technology company focused on imaging for business. Kodak serves customers with disruptive technologies and breakthrough solutions for the product goods packaging, graphic communications and functional printing industries. The company also offers leading products and services in Entertainment Imaging and Commercial Films. For additional information on Kodak, visit kodak.com.

2013